UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

PRUDENTIAL ANNUITIES

LIFE ASSURANCE CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	033-44202	06-1241288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Drive

Shelton, Connecticut 06484

(Address of principal executive offices and zip code)

(203) 926-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 17, 2009, AST Investment Services, Inc., formerly named American Skandia Investment Services, Inc. (“ASISI”), reached a resolution of the previously disclosed investigations by the Securities and Exchange Commission (“SEC”) and the New York Attorney General’s Office (“NYAG”) into market timing related misconduct involving certain variable annuities.

The settlements relate to conduct that generally occurred between January 1998 and September 2003. Prudential Financial, Inc. (the “Company”) acquired ASISI from Skandia Insurance Company Ltd. (publ) (“Skandia”) in May 2003. Subsequent to the acquisition, the Company implemented controls, procedures and measures designed to protect customers from the types of activities involved in these investigations.

These settlements resolve the investigations by the above named authorities into these matters, subject to the settlement terms. Under the terms of the settlements, ASISI is paying a total of $34 million in disgorgement and an additional $34 million as a civil money penalty. These amounts will be paid into a Fair Fund administered by the SEC to compensate those harmed by the market timing related activities. In the settlements, ASISI has agreed to retain, at its ongoing cost and expense, the services of an Independent Distribution Consultant acceptable to the Staff of the SEC to develop a proposed distribution plan for the distribution of Fair Fund amounts according to a methodology developed in consultation with and acceptable to the Staff. As part of these settlements, ASISI has undertaken that by the end of 2009 it will undergo a compliance review by an independent third party, who shall issue a report of its findings and recommendations to ASISI’s Board of Directors, the Audit Committee of the Advanced Series Trust Board of Trustees and the Staff of the SEC. In addition, ASISI has agreed, among other things, to continue to cooperate with the SEC and NYAG in any litigation, ongoing investigations or other proceedings relating to or arising from their investigations into these matters.

Under the terms of the purchase agreement pursuant to which the Company acquired ASISI from Skandia in 2003, the Company is entitled to indemnification for the disgorgement, civil money penalties and associated costs required to be paid pursuant to the terms of the settlements. No addition to the Company’s existing reserves for estimated settlement costs is required on account of the payments required by the terms of the settlements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2009

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:	/s/ Joseph Emanuel
Name:	Joseph Emanuel
Title:	Senior Vice President and Corporate Secretary